SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2003

Gateway Financial Holdings, Inc.

North Carolina (State of incorporation)	000-33223 (Commission File Number)	56-2264354 (I.R.S. Employer Identification No.)

1145 North Road Street, Elizabeth City, North Carolina (Address of principal executive offices)	27909 (Zip Code)

Issuer’s telephone number: (252) 334-1511

This document contains 2 pages, excluding exhibits.

Item 9 — Regulation FD Disclosure

     Gateway Financial Holdings, Inc. made presentations on May 12 and 13, 2003 for Ryan Beck & Co., one of its market makers. In response to questions from the attendees, Gateway indicated that it expected its net interest margin to increase to 3.60 by the end of the fiscal year. In response to further questions, Gateway indicated that in a three to five year time frame, it believed it could attain an asset goal of between $800 million and one billion dollars, a Return on Average Assets of 1.0-1.25%, and a Return on Equity of between 15% and 18%. Gateway also responded to questions regarding capital structure and indicated that it would consider the issuance of trust preferred securities.

     Gateway Financial Holdings, Inc. is the holding company for Gateway Bank & Trust Co., a community bank with its principal offices in Elizabeth City, North Carolina. Gateway Bank has nine offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

     The Common Stock of the company is traded on the Nasdaq SmallCap market under the symbol GBTS. The Company also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW.

Item 7(c): Exhibits

Exhibit 99: Press release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By:	/s/ Daniel B. Berry

Daniel B. Berry
President and Chief Executive Officer

Date: May 16, 2003